UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 20, 2005

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SOUTHERN CONNECTICUT BANCORP, INC.

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(Exact Name of Registrant as Specified in its Charter)

Connecticut	0-49784	06-1609692

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(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

215 Church Street, New Haven, CT  06510
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(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (203) 782-1100
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
      240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act (17 CFR 240.14d-(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c))

Section 8—Other Events

Item 8.01. Other Events.

On December 21, 2005 Southern Connecticut Bancorp, Inc. ("Bancorp") issued three press releases attached hereto as Exhibits 99.1, 99.2 and 99.3. In the press releases, Bancorp announced that it plans to open a new office in New London, Connecticut to be called The Bank of Southeastern Connecticut, a division of The Bank of Southern Connecticut, subject to regulatory approval and that it has withdrawn its application to the Federal Reserve to open The Bank of Southeastern Connecticut as a separately chartered institution. In another press release, Bancorp announced a stock repurchase program for up to 5% of Bancorp’s common stock in the open market, from time-to-time and in accordance with applicable laws, rules and regulations. It further announced in a third press release that it intends to increase its investment in the capital stock of its wholly owned subsidiary, The Bank of Southern Connecticut, by $4 million.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press release dated December 21, 2005 announcing the approval of a stock repurchase program.

99.2	Press release dated December 21, 2005 announcing the planned opening of The Bank of Southeastern Connecticut, a division of The Bank of Southern Connecticut.

99.3	Press release dated December 21, 2005 announcing an increase in its investment in the capital stock of its wholly owned subsidiary, The Bank of Southern Connecticut.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN CONNECTICUT BANCORP, INC.

By: /s/ Michael J. Ciaburri
Name: Michael J. Ciaburri
Title: President and Chief Operating Officer

Date: December 21, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated December 21, 2005 announcing a stock repurchase program.
99.2	Press release dated December 21, 2005 announcing the planned opening of The Bank of Southeastern Connecticut, a division of The Bank of Southern Connecticut
99.3	Press release dated December 21, 2005 announcing an increase in its investment in the capital stock of its wholly owned subsidiary, The Bank of Southern Connecticut.